UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2005, Digital Realty Trust, Inc. (the “Company”), the general partner of Digital Realty Trust, L.P. (the “Operating Partnership”), entered into the Third Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (as so amended, the “Partnership Agreement”). The Partnership Agreement was entered into in connection with the issuance by the Operating Partnership to the Company of 2,530,000 series B preferred units in the Operating Partnership (the “Preferred Units”). The Preferred Units have substantially similar rights, preferences and other privileges as the 2,530,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) issued on July 26, 2005 by the Company pursuant to a registration statement, as amended (File No. 333-126396), originally filed with the Securities and Exchange Commission on July 5, 2005. The Partnership Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2005, the Company filed with the State Department of Assessments and Taxation of the State of Maryland an articles supplementary to its charter (the “Articles Supplementary”). The Articles Supplementary classified 2,530,000 unissued shares of Company preferred stock, par value $0.01 per share, as “7.875% Series B Cumulative Redeemable Preferred Stock”. The 2,530,000 shares of Series B Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary. The Articles Supplementary are attached hereto as Exhibit 3.3 and are incorporated by reference herein.

Item 8.01 Other Events

On July 26, 2005, the Company completed the offering of its 7.875% Series B Cumulative Redeemable Preferred Stock. Citigroup, Merrill Lynch & Co. and UBS Investment Bank, on behalf of the underwriters of the offering, exercised their over-allotment option to purchase an additional 330,000 shares of Series B Preferred Stock. Including the exercise of the underwriters’ over-allotment option, the Company issued a total of 2,530,000 shares of Series B Preferred Stock generating gross proceeds of approximately $63.3 million. Also on July 26, 2005, the Company completed an offering of its common stock. Citigroup and Merrill Lynch & Co., on behalf of the underwriters of the offering, exercised their over-allotment option to purchase an additional 765,768 shares of the Company’s common stock. Including the exercise of the underwriters’ over-allotment option, the Company issued a total of 5,870,891 shares of common stock generating gross proceeds of approximately $104.5 million. A copy of the press release announcing the completion of the offerings is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
3.3	Articles Supplementary of Digital Realty Trust, Inc. filed July 25, 2005

10.2	Third Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer

Date: July 28, 2005

Exhibits

Exhibit No.	Description
3.3	Articles Supplementary of Digital Realty Trust, Inc. filed July 25, 2005

10.2	Third Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

99.1	Press Release.